UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 19, 2007

MERCARI COMMUNICATIONS GROUP, LTD.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	0-17284 (Commission File No.)	84-1085935 (I.R.S. Employer Identification No.)

1005 East Cobblestone Drive, Highlands Ranch, Colorado         80126
        (Address of principal executive offices)                                     (Zip Code)

(303) 791-3888
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

     On January 19, 2007, Mercari Communications Group, Ltd. (the “Registrant”) borrowed $10,000 from each of two nonaffiliated lenders, Underwood Family Partners, Ltd., a Colorado limited partnership and Kanouff, LLC, a Colorado limited liability company, and agreed to use the proceeds of the two loans to pay the legal, accounting and other expenses anticipated to be incurred by the Registrant in filing all reports and other filings required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In connection with the two loans, Registrant issued and delivered to each lender the Registrant’s promissory note dated January 19, 2007, pursuant to which the Registrant agreed to repay the loans within two business days after the date that the Company has become current with its reporting and other filing obligations under the Exchange Act. Each note is payable only by the issuance and delivery by the Registrant to each lender of 1.0 million shares of newly-issued, unregistered common stock of the Registrant.

     Also on January 19, 2007, each of the Registrant’s three directors, Messrs. Robert W. Marsik, Thomas A. Higgins and Allan Bergenfield, borrowed a total of $35,000 from the two lenders identified above. Each of the directors agreed with the lenders to cause the Registrant to make all required filings of reports or other information under the Exchange Act. The loan to the directors is payable only at the time, and in the event, that the Registrant becomes current in its reporting obligations under the Exchange Act and then the obligation is payable only by the delivery of the borrowers to the lenders of a total of 560,000 shares of the common stock of the Registrant held by the borrowers.

     A copy of the Registrant’s notes to the two lenders and a copy of the note of the three directors to the lenders are attached as Exhibits 99.1, 99.2 and 99.3.

Item 3.02 Unregistered Sales of Equity Securities

     On January 19, 2007, Registrant issued two promissory notes, for $10.000 each, to two nonaffiliated purchasers, Kanouff, LLC, a Colorado limited liability company and Underwood Family Partners, Ltd., a Colorado limited partnership. No underwriter was involved in the issuance of the notes by the Registrant. The Registrant agreed to use the proceeds received for the two promissory notes to pay anticipated expenses to be incurred in connection with filing required reports and other information under the Securities Exchange Act of 1934, as amended.

     The Company relied upon Section 4(2) of the Securities Act of 1933, as amended, as providing an exemption from registration. The lenders agreed that the notes are restricted and not transferable, the notes bear restrictive legends and the lenders each acknowledged that they acquired the notes for investment purposes.

     The notes are payable by the Registrant only at the time, and in the event, that the Registrant becomes current in reporting obligations under the Securities Exchange Act of 1934, as amended. At the time when the notes become payable, the Registrant agreed to issue and to deliver to each of the two lenders a total of 1.0 million shares of the Registrant’s unregistered common stock.

Item 9.01.    Financial Statements and Exhibits.

        (c)   The following exhibits are furnished herewith:

99.1	Promissory Note Dated January 19, 2007 with Kanouff, LLC.

99.2	Promissory Note Dated January 19, 2007 with Underwood Family Partners, Ltd.

99.3	Shareholders Promissory Note Dated January 19, 2007.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCARI COMMUNICATIONS GROUP, LTD. By: /s/ Robert W. Marsik Robert W. Marsik President

Date: January 22, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Promissory Note Dated January 19, 2007 with Kanouff, LLC.

99.2	Promissory Note Dated January 19, 2007 with Underwood Family Partners, Ltd.

99.3	Shareholders Promissory Note Dated January 19, 2007.